Exhibit 21.1

SUBSIDIARIES OF CTC MEDIA, INC.

Subsidiary	Percentage Ownership
Advertising and Marketing LLP (Kazakhstan)	60%
Channary, Ltd. (Cyprus)	74%
OAO Teleexpress (Moscow)	100%
OAO VnC Permprades (Perm)	80.02%
OOO AC Region (Bratsk)	51%
OOO Costafilm	100%
OOO CTC Balakovo (Balakovo)	50%
OOO CTC Communications	100%
OOO CTC Investments	100%
OOO CTC Irkutsk (Irkutsk)	51%
OOO CTC Karelia (Petrozavodsk)	51%
OOO CTC-Saratov (Saratov)	100%
OOO CTC Ufa (Ufa)	100%
OOO CTC Volgograd (Volgograd)	100%
OOO CTC Voskhod (Vladivostok)	74%
OOO Irkutsk TV (Irkutsk)	51%
OOO Kompania Region (Tula)	100%
OOO Marathon TV (Moscow)	100%
OOO Media Region (Bratsk)	51%
OOO “MRG”	100%
OOO “Nomad”	100%
OOO Novy Radioproject (Ekaterinburg)	100%
OOO NTK (N. Novgorod)	100%
OOO ORT (Moscow)	100%
OOO Premi (Moscow)	100%
OOO Region-25 (Vladivostok)	100%
OOO RT (Moscow)	100%
OOO Samara Business Club	21%
OOO Sof Tele Media (Uzbekistan)	51.06%
OOO Soho Media	100%
OOO TC Vecher (Barnaul)	51%
OOO Telekompania MIG TV (Ekaterinburg)	100%
OOO TV Company T8 (Perm)	100%
OOO TV-Domashny (Moscow)	100%
OOO TV Station Mir (Novosibirsk)	50%
OOO Vega-TV (Barnaul)	51%
OOO VTK (Voronezh)	90%
Prim LLP (Kazakhstan)	70%
Sablock, Ltd (Cyprus)	100%
SRL TeleDixi (Moldova)	51%
Teleradiokompaniya 31st Kanal LLP (Kazakhstan)	20%
ZAO Telecompany 6 Channel (St. Petersburg)	80%
ZAO CTC (Moscow)	100%
ZAO CTC Region	100%
ZAO Kanal 6 (Kazan)	100%
ZAO Nevsky Kanal (St. Petersburg)	100%
ZAO Novy Kanal (Moscow)	100%
ZAO Orion TV (Samara)	100%
ZAO Radio-Volga-TV (Samara)	100%
ZAO RTK (Ekaterinburg)	51.44%
ZAO “TV Darial”	100%
ZAO TV Maxima (Perm)	85%

Subsidiary	Percentage Ownership
ZAO TV&Radio Co. Gubernia (Tver)	100%
ZAO Variant (Kazan)	52%
ZAO Yuzhny Region Holding (Rostov)	51.05%
ZAO Zodiak (Omsk)	84.18%
ZAO “Zollen” (Moscow)	100%
OAO TRK RIO (Samara)	92%
OOO Otkritie nebesa (Tomsk)	100%
OOO Tomsk Music (Tomsk)	100%
OOO Arkona (Orenburg)	100%
OOO Media Group “Planeta (Orenburg)	100%
ZAO EvereCT-C (Moscow)	100%
OOO Story First Production (Moscow)	100%
OOO CTC Media Service (Moscow)	100%
ZAO TVS (Severodvinsk)	100%
OOO TV Achinsk Region (Achinsk)	100%
ZAO Teleradiokompaniya Kronschtadt (St. Peterburg)	100%
OOO Radio-59 (Moscow)	100%
OOO TK Salut (Omsk)	100%
OOO BelTV (Belgorod)	10%
OOO Veschatelnaya Corporatiya “XXI vek” (Achinsk)	100%